                                                                    EXHIBIT 23.7


                         CONSENT OF ICF RESOURCES, INC.


         We hereby consent to the inclusion in this Registration Statement on Form S-4 of PPL Energy Supply, LLC of our report, "Market Assessment of the PPL Corporation Generation Portfolio and Associated U.S. Power Markets," dated June 2001. The report is included in its entirety.

         We also consent to the reference to us under the heading "EXPERTS" in such Registration Statement.

/s/ Judah L. Rose


ICF Resources, Inc.
December 7, 2001